EXHIBIT C


                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made as of March 29, 2001, by and among World Wide Wireless Communications, Inc., a corporation incorporated under the laws of the State of Nevada (the "Company"), the investors signatory hereto (each an "Investor" and together the "Investors"), and Epstein Becker & Green, P.C., (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

     WHEREAS, the Investors will be purchasing from the Company convertible debentures with an aggregate principal amount of $750,000 (the "Convertible Debentures") and Warrants at the Purchase Price set forth in the Senior Secured Convertible Debenture and Warrants Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Investors and the Company, which will be issued as per the terms contained herein and in the Purchase Agreement; and

     WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth by Sections 4(2) and/or 4(6) and/or Regulation D promulgated under the Securities Act of 1933, as amended; and

     WHEREAS, the Company and the Investors have requested that the Escrow Agent hold the Purchase Price with respect to the Closing in escrow until the Escrow Agent has received the certificates representing the Convertible Debentures, the Warrants and certain other closing documents specified herein;

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                               TERMS OF THE ESCROW

     1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the $750,000 principal amount of Convertible Debentures and the Warrants at the Closing as contemplated by the Purchase Agreement.

     1.2.   Delivery of Purchase Price.

            (a) At the Closing, upon the Escrow Agent's receipt of the Purchase Price for the Closing into its master escrow account, together with executed counterparts of this Agreement, the Purchase Agreement and the Registration Rights Agreement, it shall telephonically advise the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its master escrow account.

            (b)   Wire transfers to the Escrow Agent shall be made as follows:

                  Epstein Becker & Green, P.C.
                  Master Escrow Account
                  Chase Manhattan Bank
                  1411 Broadway - Fifth Floor
                  New York, New York  10018
                  ABA No. 021000021
                  Account No. 035-1-346036
                  Attention:  L. Borneo

     1.3. Obligations of the Company. The Company, upon receipt of said notice, shall deliver to the Escrow Agent the certificates representing the Convertible Debentures evidencing in the aggregate the $750,000 principal amount of Convertible Debentures and the Warrants to be issued to each Investor at the Closing together with:

            (a) the original executed Registration Rights Agreement substantially in the form of Exhibit B to the Purchase Agreement;

            (b) the original executed Instructions to Transfer Agent substantially in the form of Exhibit F to the Purchase Agreement;

            (c) the original executed opinion of Foley & Lardner in the form of Exhibit D to the Purchase Agreement;

            (d) the original executed Security Documents and, if required to perfect the Investor's security interest, copies of receipts of all filed UCC-1;

            (e)   an original counterpart of this Escrow Agreement; and

            (f)   original counterparts to the Side Letters for each Investor.

     In the event that the foregoing items are not in the Escrow Agent's possession within three (3) Trading Days of the Escrow Agent notifying the Company that the Escrow Agent has custody of the Purchase Price applicable to such Convertible Debentures, then each Investor shall have the right to demand the return of said Purchase Price.

     1.4. At the Closing, once Escrow Agent confirms the validity of the issuance of the applicable Convertible Debentures and the Warrants by means of its receipt of a Release Notice in the form attached hereto as Exhibit X executed by the Company and each Investor, it shall calculate and enter the number, exercise price, issuance date and termination date on the face of the Warrants and insert the set price and issuance date on each Convertible Debenture and then wire that amount of funds necessary to purchase the applicable Convertible Debentures and the Warrants per the written instructions of the Company, net of $25,000 to Epstein Becker & Green for Investor's legal, administrative and escrow costs and net of 8% of the Purchase Price as directed by Union Atlantic, L.C.

      Once the funds (as set forth above) have been sent per the Company's instructions, the Escrow Agent shall then arrange to have the Convertible Debentures, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Security Documents and the opinion of counsel delivered as per instructions from the Investor, deliver the Instructions to Transfer Agent to the Transfer Agent.

                                   ARTICLE 2
                                  MISCELLANEOUS

     2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

     2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

     2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

     2.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

     2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

     2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

     2.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Escrow Agent.

     2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

     2.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

     2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Investors, and may continue to act as legal counsel for the Investors, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent in such capacity as legal counsel for the Investors and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Investors and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

     2.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investors. In the event of any such resignation, the Investors and the Company shall appoint a successor Escrow Agent.

     2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

     2.15. The Company and each Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

                    [SIGNATURE PAGE OF WLGS ESCROW AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this __ day of March, 2001.

                                        WORLD WIDE WIRELESS COMMUNICATIONS, INC.


                                        By:
                                           -------------------------------------
                                            Douglas P. Haffer, President & CEO


                                        INVESTORS:

                                        SPLENDID ROCK HOLDINGS, LTD.


                                        By:
                                           -------------------------------------
                                            David Sims, Authorized Signatory

                                        ALPHA CAPITAL AG


                                        By:
                                           -------------------------------------
                                            Konrad Ackermann,
                                             Authorized Signatory

                                        THE ENDEAVOUR CAPITAL
                                        MANAGEMENT FUND, S.A.
                                        By: Endeavour Management, Inc.


                                        By:
                                           -------------------------------------
                                            Shmuli Margulies, President

                                        THE KESHET FUND, L.P.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                        ESCROW AGENT:

                                        EPSTEIN BECKER & GREEN, P.C.


                                        By:
                                           -------------------------------------
                                            Robert F. Charron,
                                             Authorized Signatory

                                                                    Exhibit X to
                                                                Escrow Agreement

                                 RELEASE NOTICE

     The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of March 29, 2001 among World Wide Wireless Communications, Inc., the Investors signatory thereto and Epstein Becker & Green, P.C., as Escrow Agent (the "Escrow Agreement"; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Convertible Debenture set forth in the Convertible Debentures and Warrants Purchase Agreement have been satisfied. The Company and the undersigned Investor hereby confirm that all of their respective representations and warranties contained in the Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Investor.

     This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of March, 2001.

                                        WORLD WIDE WIRELESS COMMUNICATIONS, INC.


                                        By:
                                           -------------------------------------
                                           A. Leon Blaser, Ph.D., Chairman & CEO


                                        INVESTORS:

                                        SPLENDID ROCK HOLDINGS, LTD.


                                        By:
                                           -------------------------------------
                                           David Sims, Authorized Signatory

                                        ALPHA CAPITAL AG


                                        By:
                                           -------------------------------------
                                           Konrad Ackermann,
                                            Authorized Signatory

                       [SIGNATURE PAGE 2 OF WLGS RELEASE]


                                        THE ENDEAVOUR CAPITAL
                                        MANAGEMENT FUND, S.A.
                                        By: Endeavour Management, Inc.


                                        By:
                                           -------------------------------------
                                           Shmuli Margulies, President

                                        THE KESHET FUND, L.P.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title: